UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
August 6, 2009

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment No. 1 to Current Report on Form 8-K/A amends and restates in its entirety the Form 8-K originally filed by Frontier Financial Corporation with the Securities and Exchange Commission on August 5, 2009, and is being filed solely to replace “Item 1.01 Entry Into a Material Definitive Agreement” with a revised “Item 1.01 Entry Into a Material Definitive Agreement” to correct the exchange ratios.  All of the exhibits included in the original Form 8-K filed with the Securities and Exchange Commission on August 5, 2009, remain unchanged.

Item 1.01 Entry Into a Material Definitive Agreement.

On July 30, 2009, Frontier Financial Corporation (“Frontier”) and SP Acquisition Holdings, Inc. (“SPAH”) entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which Frontier agreed to merge with and into SPAH (the “Merger”). Frontier is a bank holding company headquartered in Everett, Washington. The information set forth herein is qualified by reference to the Merger Agreement which is filed as part of this 8-K as Exhibit 2.1.

Under the terms of the Agreement, each share of Frontier common stock outstanding immediately prior to the closing of the merger will be converted and exchanged into 0.0530 shares of common stock and 0.0530 warrants to purchase shares of common stock for seven years from the closing of the merger at a price of $11.50 per share.

Consummation of the Merger Agreement is subject to approval by regulatory authorities, approval by the shareholders of Frontier and the warrantholders of SPAH, and certain other conditions set forth in the Merger Agreement. The Merger Agreement is expected to close by the fourth quarter of 2009.

Item 7.01 Regulation FD Disclosure.

On July 31, 2009, Frontier and SPAH issued a joint press release announcing the Merger. The press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On July 31, 2009, Frontier Financial Corporation (“Frontier”) and SP Acquisition Holdings, Inc. (“SPAH”) issued a joint press release announcing the execution by and between SPAH and Frontier of an Agreement and Plan of Merger, dated July 30, 2009.

Attached as Exhibit 99.2 is a presentation that Frontier is presenting to investors on August 3, 2009.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits

* Exhibit 2.1	Agreement and Plan of Merger, dated as of July 30, 2009, between SP Acquisition Holdings, Inc. and Frontier Financial Corporation.
* Exhibit 99.1	Press Release dated July 31, 2009.
* Exhibit 99.2	Investor Presentation by SPAH and Frontier dated August 3, 2009.

* Previously file.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as the fair market value of Frontier’s investment portfolio. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) the extent and duration of continued economic and market disruptions and governmental actions to address these disruptions; (2) the risk of new and changing legislation, regulation and/or regulatory actions; (3) pending litigation; (4) local and national general and economic conditions; (5) changes in interest rates; (6) reductions in loan demand or deposit levels; and (7) changes in loan collectibility, defaults and charge-off rates. Frontier Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
August 6, 2009	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey Chief Executive Officer